Exhibit 99.1

IEG Holdings Corporation Retains MZ Group
as its Investor Relations Advisor

LAS VEGAS, NV — (February 26, 2016) - IEG Holdings Corporation (OTCQB: IEGH), a provider of online unsecured consumer loans, today announced the Company has retained MZ Group as its investor relations advisor.

MZ will assist IEGH with communicating its corporate, financial and investor developments to shareholders, while building a strong public brand and investor base. Ted Haberfield, President of MZ North America, and the MZ Group team will be advising the Company in all facets of corporate and financial communications.

“We chose to partner with MZ Group to expand and strengthen our investor relations efforts,” said Paul Mathieson, Chairman, CEO and Founder of IEG Holdings. “We are accelerating our core growth strategy to provide $5,000 online personal loans in the United States under our consumer brand ‘Mr. Amazing Loans’. MZ Group provides the global reach and established track record we need to develop relationships with a broad spectrum of investors who understand the potential of our business model.

MZ Group is a multinational company and the world’s largest independent investor relations and corporate communications firm. With offices in New York, Chicago, San Diego, Austin, Vancouver, Hong Kong, Taipei and São Paulo, MZ Group has over 300 professionals serving 530 clients in 11 countries.”

“IEG Holdings has developed a unique state-licensed online platform to provide loans for any purpose to consumers with competitive prices within the prevailing statutory rates,” said Matthew Hayden, Chairman of MZ Group North America. “Loans are currently available to residents of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. The Company plans to increase population coverage to 25 states encompassing approximately 75% of U.S. market by obtaining 8 additional online state licenses by early 2016, including New York and Ohio. IEG’s attractive alternative to credit card debt that does not affect credit scores when applying, along with the Company’s low cost operating model, is positioning IEG for strong growth. We look forward to helping IEG with all aspects of their corporate communications and investor relations needs.”

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 17 US states. The Company offers $5,000 loans over a term of five years at a 23.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states during 2016. For more information about the Company, visit www.investmentevolution.com.

About MZ Group

MZ, founded in 1999, combines capital markets intelligence, global investor targeting, IR technology, corporate governance, media and corporate communication and IR consulting, providing comprehensive programs that successfully build and manage shareholder value. With a team of highly experienced senior professionals and an integrated service portfolio, MZ ensures that companies are provided with the right tools and strategies to interact effectively with the investment community and the media, successfully conveying the investment message. MZ’s market intelligence, advisory and tactical support activities for investor relations and corporate communications programs are underpinned by a comprehensive IT infrastructure, allowing companies to rapidly achieve global standards of best practices. For more information, please visit www.mzgroup.us.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626

Investor Relations

Ted Haberfield

MZ Group | President – MZ North America

Direct: 760-755-2716

thaberfield@mzgroup.us

www.mzgroup.us